UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported) February 8,
2001

             The Cyber Group Network Corporation
     (Exact name of Registrant as specified in charter)


         Nevada                   000-28153         88-0407473
(State or other jurisdiction     (Commission     I.R.S. Employer
     of incorporation)            File Number)    Identification)


720 E. Carnegie Drive, Suite 200, San Bernardino, CA     90408
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (909)890-9769



ITEM 5.  OTHER EVENTS

     On February 8, 2001, the Board of Directors and Officers of the Company determined that it would not be in the best interests of the Company or its shareholders to reverse split the Company's common stock. Therefore, the special shareholder meeting tentatively planned for March 12, 2001 at 10:00 a.m. P.S.T. at 720 E. Carnegie Dr. Suite 200, San Bernardino, CA 92408 to discuss the matter has been canceled. Consequently, the Company will not be filing a Definitive 14C, and no notice of meeting or proxy materials will be mailed out to the shareholders.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 9, 2001

                         THE CYBER GROUP NETWORK CORPORATION


                         By: /s/ Nisha Kapoor
	                   ___________________________________
                         Nisha Kapoor, President